Exhibit 99.2

International Headquarters

2150 St. Elzéar Blvd. West

Laval, Quebec H7L 4A8
Phone: 514.744.6792
Fax: 514.744.6272

Contact Information:

Elif McDonald

elif.mcdonald@valeant.com

514-856-3855

877-281-6642 (toll free)

Media:

Renée Soto

or

Chris Kittredge/Jared Levy

Sard Verbinnen & Co.

212-687-8080

VALEANT COMMENCES CASH TENDER OFFER FOR UP TO $600,000,000 OUTSTANDING PRINCIPAL AMOUNT OF ITS 6.75% SENIOR NOTES DUE 2018

LAVAL, QUEBEC, March 7, 2017 — Valeant Pharmaceuticals International, Inc. (NYSE: VRX) (TSX: VRX) (“Valeant,” the “Company” or “we”) has commenced an offer to purchase for cash up to $600,000,000 aggregate principal amount of the Company’s outstanding 6.75% Senior Notes Due 2018 (the “Notes”) upon terms and subject to the conditions set forth in the Offer to Purchase, dated March 7, 2017, and a related Letter of Transmittal.

Information relative to the tender offer is set forth in the table below.

Title of Security	144A CUSIP/ISIN Number	Reg S CUSIP/ISIN Number	Principal Amount Outstanding	Tender Offer Consideration*	Early Participation Payment**	Total Consideration*
6.75% Senior Notes Due 2018	92912E AC7 / US92912EAC75	C96715 AC8 / USC96715AC84	$1,600,000,000	$999.06	$30.00	$1,029.06

* For each $1,000 principal amount of Notes, excluding any accrued and unpaid interest, which will be paid in addition to the Tender Offer Consideration or Total Consideration, as applicable.

** For each $1,000 principal amount of Notes validly tendered on or prior to the Early Participation Date (as defined below).

The tender offer will expire at 11:59 p.m., New York City time on April 3, 2017, unless extended (such date and time, as the same may be extended, the “Expiration Date”). Holders of the Notes who validly tender their Notes pursuant to the offer by 5:00 p.m., New York City time, March 20, 2017, unless extended (such date and time, as the same may be extended, the “Early Participation Date”), will be paid, for each $1,000 principal amount of the Notes accepted for purchase, cash in an amount equal to $1,029.06 (the “Total Consideration”), which includes an early participation payment of $30.00 per $1,000 principal amount of Notes accepted for purchase (the “Early Participation Payment”). Holders who validly tender their Notes after the Early Participation Date but prior to the Expiration Date will be paid, for each $1,000 principal amount of the Notes accepted for purchase, cash in an amount equal to the Total Consideration minus the Early Participation Payment, or $999.06 (the “Tender Offer Consideration”).

Notes that are tendered and accepted for purchase at or prior to the Early Participation Date will be settled only on the date that we refer to as the “Initial Payment Date,” which will promptly follow the Early Participation Date. We currently expect the Initial Payment Date to be March 21, 2017. Notes that are tendered and accepted for purchase after the Early Participation Date but before the Expiration Date will be settled only on the date that we refer to as the “Final Payment Date,”

International Headquarters

2150 St. Elzéar Blvd. West

Laval, Quebec H7L 4A8
Phone: 514.744.6792
Fax: 514.744.6272

which will promptly follow the Expiration Date. We currently expect the Final Payment Date to be April 4, 2017. If no additional Notes are tendered after the Early Participation Date, or if the tender offer is fully subscribed as of the Early Participation Date, there will be no Final Payment Date.

In addition to the applicable Tender Offer Consideration or the Total Consideration, as the case may be, all Notes accepted for purchase will also receive accrued and unpaid interest on such Notes from the last interest payment date to, but not including, the Initial Payment Date or the Final Payment Date, as applicable, for the Notes.

Subject to the terms and conditions of the Offer to Purchase (and any amendments or supplements thereto), we will accept for payment only validly tendered Notes up to an aggregate principal amount of Notes equal to $600,000,000. If the aggregate principal amount of Notes validly tendered exceeds $600,000,000, proration will occur if we accept Notes for purchase pursuant to the Offer to Purchase. If the aggregate principal amount of Notes validly tendered as of the Early Participation Date is less than $600,000,000, Notes validly tendered after the Early Participation Date may be subject to proration, whereas Notes validly tendered at or prior to the Early Participation Date will not be subject to proration. If the aggregate principal amount of Notes validly tendered on or prior to the Early Participation Date exceeds $600,000,000, we will not accept any Notes for purchase after the Early Participation Date, there will be no Final Payment Date and Notes tendered on or prior to the Early Participation Date will be subject to proration.

The Company will not be required to purchase any of the Notes tendered unless certain conditions have been satisfied, including the receipt of the net proceeds of a private offering of debt securities in an amount sufficient to pay the aggregate consideration payable pursuant to the tender offer and the completion of a planned amendment to the Company’s existing credit agreement, as detailed in the Offer to Purchase.

The Company reserves the right to increase the aggregate principal amount of Notes to be accepted at any time, subject to compliance with applicable law, which could result in purchasing a greater principal amount of Notes in the tender offer. There can be no assurance that we will exercise our right to increase the aggregate principal amount to be accepted.

Tendered Notes may be withdrawn at or prior to 5:00 p.m., New York City time, on March 20, 2017, unless extended.

This announcement is not an offer to purchase or a solicitation of an offer to sell with respect to any Notes. Any offer to purchase the Notes will be made by means of an Offer to Purchase and related letter of transmittal. No offer to purchase will be made in any jurisdiction in which such an offer to purchase would be unlawful.

In connection with the tender offer, Valeant has retained Barclays Capital Inc. and Goldman, Sachs & Co. as the Dealer Managers. Questions regarding the tender offer should be directed to Barclays Capital Inc. at (800) 438-3242 (toll free) or (212) 528-7581 or Goldman, Sachs & Co. at (800) 828-3182 (toll free) or (212) 902-6595. The complete terms and conditions of the offer are set forth in the Offer to Purchase and the related Letter of Transmittal, each dated March 7, 2017. Holders are urged to read those documents carefully. Requests for documents should be directed to D.F. King & Co, Inc., the Information Agent for the tender offer, at (866) 521-4424 (toll free) or (212) 269-5550 or email at vrx@dfking.com.

About Valeant

Valeant Pharmaceuticals International, Inc. (NYSE/TSX: VRX) is a multinational specialty pharmaceutical company that develops, manufactures and markets a broad range of pharmaceutical products primarily in the areas of dermatology, eye health, neurology and branded generics.

Caution Regarding Forward-Looking Information and “Safe Harbor” Statement

This press release may contain forward-looking statements, including, but not limited to, the tender offer for the Notes, the details thereof and other expected effects of the tender offer for the Notes. Forward-looking statements may generally be identified by the use of the words “anticipates,” “expects,” “intends,” “plans,” “should,” “could,” “would,” “may,” “will,”

International Headquarters

2150 St. Elzéar Blvd. West

Laval, Quebec H7L 4A8
Phone: 514.744.6792
Fax: 514.744.6272

“believes,” “estimates,” “potential,” “target,” or “continue” and variations or similar expressions. These statements are based upon the current expectations and beliefs of management and are subject to certain risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. These risks and uncertainties include, but are not limited to, risks and uncertainties discussed in our most recent annual and quarterly reports and detailed from time to time in our other filings with the Securities and Exchange Commission and the Canadian Securities Administrators, which risks and uncertainties are incorporated herein by reference. Readers are cautioned not to place undue reliance on any of these forward-looking statements. These forward-looking statements speak only as of the date hereof. We undertake no obligation to update any of these forward-looking statements to reflect events or circumstances after the date of this press release or to reflect actual outcomes, except as required by law.